As filed with the Securities and Exchange Commission on July 6, 2004
                                                                   Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               eMagin Corporation

             (Exact name of registrant as specified in its charter)


         Delaware                                             56-1764501
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              identification No.)


                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (Zip Code)

                       2004 NON-EMPLOYEE COMPENSATION PLAN
                               (full time of plan)

                              Gary Jones, President
                                  2070 Route 52
                        Hopewell Junction, New York 12533
                     (Name and address of agent for service)

                                 (845) 838-7900
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share*           Price                 Registration fee to be registered
----------------------- --------------------- -------------------- --------------------- -----------
Common Stock            1,000,000             $1.70                $1,700,000            $215.39
($.001 par value)
----------------------- --------------------- -------------------- --------------------- -----------

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the American Stock Exchange on June 29, 2004.

EXPLANATORY NOTE

     This registration statement on Form S-8 relates to the issuance of up to 1,000,000 shares of common stock under the Company's 2004 Non-Employee Compensation Plan to consultants, professionals, and service providers who provide services to the Company in connection with, among other things, the Company's obligations as a publicly-held reporting company. Such plan was approved by shareholders at the Company's Annual meeting of Shareholders held on June 15, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     o Reference is made to the Registrant's annual report on Form 10-K for the year ended December 31, 2003, as filed with the SEC on April 13, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ended March 31, 2004, as filed with the Commission on May 14, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's current report on Form 8-K, as filed with the Commission on May 28, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's Definitive Proxy on Form 14A, as filed with the SEC on May 24, 2004, which is hereby incorporated by reference.

     o Reference is made to the Registrant's registration statement on Form S-3/A, as filed with the Commission on June 10, 2004, which is hereby incorporated by reference.

     o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as filed with the Commission under file number 000-24757 on January 23, 1996.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. A member of Sichenzia Ross Friedman Ference LLP may receive shares of common stock under the 2004 Non-Employee Compensation Plan in connection with legal services.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        EXHIBIT
        NUMBER    EXHIBIT

        4.1       2004 Non-Employee Compensation Plan

        5.1       Opinion of Sichenzia Ross Friedman Ference LLP

        23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

        23.2      Consent of Eisner LLP

        23.3      Consent of Grant Thornton LLP

Item 9. Undertakings.

       (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hopewell Junction, State of New York on July 6, 2004.


                                            EMAGIN CORPORATION

                                            By:/s/ Gary Jones
                                               --------------
                                                   Gary Jones

                                            President and Chief Executive Office
                                            and Director (Principal Executive
                                            Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                               Title                       Date

/s/ Gary Jones                             Director                July 6, 2004
---------------
Gary Jones

/s/ Claude Charles                         Director                July 6, 2004
------------------
Claude Charles

/s/ Paul Cronson                           Director                July 6, 2004
----------------
Paul Cronson

/s/ Jack Rivkin                            Director                July 6, 2004
---------------
Jack Rivkin

/s/ Jack Goldman                           Director                July 6, 2004
----------------
Jack Goldman

/s/ Dr. Jill Wittels                       Director                July 6, 2004
--------------------
Dr. Jill Wittels

/s/ Rear Admiral Thomas Paulsen, USN       Director                July 6, 2004
------------------------------------
Rear Admiral Thomas Paulsen, USN

/s/ John Atherly                          Chief Financial Officer  July 6, 2004
----------------
John Atherly

         EXHIBIT
         NUMBER   EXHIBIT

         4.1      2004 Non-Employee Compensation Plan

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

         23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

         23.2     Consent of Eisner LLP

         23.3     Consent of Grant Thornton LLP